SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

NBT BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Succession

On December 16, 2016, in accordance with previously announced succession plan of the Board of Directors (the “Board”) of NBT Bancorp Inc. (the “Company”), the Board appointed John H. Watt, Jr. as President and Chief Executive Officer of the Company effective December 19, 2016. Effective December 19, 2016, Martin A. Dietrich will retire as President and Chief Executive Officer of the Company. Mr. Dietrich will remain Chairman of the Board. A copy of the press release announcing Mr. Dietrich’s retirement and Mr. Watt’s appointment is filed with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Appointment of New Directors

On December 16, 2016, the Board increased the size of the Board to fourteen directors, and appointed Mr. Watt, V. Daniel Robinson II, Matthew J. Salanger and Andrew S. Kowalczyk III to fill the vacancies. In addition, Messrs. Watt, Robinson, Salanger and Kowalczk were each appointed to the board of the Company’s wholly-owned subsidiary NBT Bank, N.A. (the “Bank”), on which Messrs. Robinson, Salanger and Kowalczyk previously served as directors prior to resigning in early 2016. Messrs. Watt, Robinson, Salanger and Kowalczk will each hold office until the Company’s 2017 annual meeting of shareholders, or until a successor of each such director is elected and qualified.

Mr. Watt, 58, joined the Company and the Bank in 2014 to lead the Bank’s expansion into Maine and establish a regional headquarters in Portland. Since joining the Company, his role has expanded to provide executive leadership for credit administration, consumer lending, marketing and product development. He was promoted to executive vice president and joined the Company’s executive management team in 2015, and as described above, was appointed President and Chief Executive Officer of the Company effective December 19, 2016. Mr. Watt has over thirty years of experience in financial services. Prior to joining the Company, he was executive vice president of commercial banking, investment management and bank operations at Alliance Bank, N.A. He was also a member of the board of directors for Alliance Bank and Alliance Financial Corporation, which merged with the Company in 2013. Previously, he was employed by JP Morgan Chase and its predecessors. He is a graduate of Rutgers University with a bachelor’s degree in political science and earned his Juris Doctor from The National Law Center at George Washington University.

Mr. Robinson, 60, has served on the Board of Directors of New York Central Mutual Fire Insurance Company (NYCM) since 1986 and was appointed as President and Chief Executive Officer in 2002. He also serves as president, chief executive officer and a board member of automobile insurer A. Central Insurance Company, a subsidiary of NYCM since 1999. He serves as director and vice president of A.F. Stager Independent Adjustors, since 1991 and 1999, respectively. Mr. Robinson has served as chairman of the Motor Vehicle Accident Indemnification Corporation, where he currently serves as a board member. He was appointed by former New York Governor George Pataki to the State’s Motor Vehicle Theft and Insurance Fraud Prevention Board. He has served on the Board of A. O. Fox Hospital Board since 2012 and was named Chairman of the Board in May of 2016. He is a member of the Excellus BlueCross BlueShield Board of Directors and the Utica College Advisory board since 2014 and 2006, respectively. In 2016, Mr. Robinson was appointed as a board member on the Thurston Board (Bassett Health Care Network). Robinson earned his bachelor’s degree in marketing from St. Bonaventure University. He was appointed to the Bank’s board in March 2008 and completed his first term of service in May 2016.

Mr. Salanger, 61, has served as president and chief executive officer of United Health Services, Inc. (UHS) since 2007. He also continues to serve as president and chief executive officer for UHS Hospitals, including UHS Binghamton General Hospital and UHS Wilson Medical Center, a position he was appointed to in March 1994. Mr. Salanger is a fellow of the American College of Healthcare

Executives, is a member of the Binghamton University Council and recently completed his appointment by New York State Governor Patterson on the State’s Board of Examiners of Nursing Home Administrators. He earned his bachelor of arts degree at the University at Albany/SUNY and his master’s degree in hospital and health administration at Xavier University. He was appointed to the Bank’s board in January 2011 and completed his first term of service in May 2016.

Mr. Kowalczyk, 59, is an attorney and partner at Kowalczyk, Deery & Broadbent, LLP in Utica, New York. His practice focuses on banking, business law and real estate. He was admitted to the New York State Bar in 1983. Mr. Kowalczyk is a graduate of St. Lawrence University and Albany Law School. He is a member of the Oneida County Bar Association, the New York State Bar Association and the American Bar Association. He served on the NBT Bank Advisory Board from 2006 through 2010. He was appointed to the Bank’s board in October 2010 and completed his term of service in May 2016.

As a result of his employment by the Company, Mr. Watt does not qualify as an “independent director.” There have been no transactions involving Messrs. Robinson, Salanger or Kowalczk that would require disclosure under Item 404(a) of Regulation S-K. As non-employee members of the Board, Messrs. Robinson, Salanger and Kowalczk will be entitled to the director compensation set forth under the heading “Director Compensation” in the Company’s Definitive Proxy Statement filed March 31, 2016, and which is incorporated herein by reference.

A copy of the press release announcing the new director appointments is filed with this Current Report on Form 8-K as Exhibit 99.2, and is incorporated herein by reference.

New Employment Agreement

On December 19, 2016, the Company entered into a new Employment Agreement with Mr. Watt, President and Chief Executive Officer of the Company and the Bank (the “Employment Agreement”). The Employment Agreement will terminate upon the earlier occurrence of the executive’s death, “disability,” discharge for “cause,” resignation, termination “without cause” (as such terms are defined in the Employment Agreement), or January 1, 2020. On December 31, 2017 and each December 31 thereafter, the term of the Employment Agreement will automatically extend for one additional year (to a total of 3 years) unless either the Company or the executive provides timely, prior notice of non-renewal.

The Employment Agreement provides that Mr. Watt will be paid a base salary of $650,000 effective January 1, 2017, subject to annual increases. In addition to an annual base salary, the Employment Agreement provides that Mr. Watt will be eligible to be considered for a performance bonus commensurate with his title and salary grade in accordance with the compensation policies of the Company and provides for the ability to participate in stock benefit plans, employee benefit plans, and other fringe benefits applicable to executive personnel, including, without limitation, use of a Company car and reimbursement of certain country club dues. Mr. Watt is also eligible to receive an annual contribution to his deferred compensation account in an amount determined by the Board in its sole discretion.

Upon any termination of employment, Mr. Watt is entitled to receive accrued but unpaid salary, accrued rights under the Company’s employee plans and arrangements, unpaid expense reimbursements, and the cash equivalent of accrued but unused annual vacation. If the executive’s employment is terminated by the Company “without cause” or by the executive for “good reason” (as each term is defined in the Employment Agreement), then, upon timely execution and non-revocation of a separation agreement and release, the executive will be entitled to receive a lump sum payment equal to three times his annual base salary.

If Mr. Watt’s employment is terminated by the Company “without cause” or by the executive for “good reason” within 24 months of a “change in control” (as each term is defined in the Employment Agreement), then, upon timely execution and non-revocation of a separation agreement and release, he will be entitled to receive (i) a payment equal to 2.99 times the sum of (A) his annual base salary and (B) his average bonus earned for the previous three calendar years, to be paid in three equal annual installments; (ii) benefit continuation (or payment in lieu thereof) for three years; and (iii) full vesting of the executive’s benefit under any retirement plans.

If payments to Mr. Watt under the Employment Agreement would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced so that the payments will not be subject to such excise tax; but, if Mr. Watt would receive at least $50,000 more on a net after-tax basis if the payments were not reduced, the payments will not be reduced, and Mr. Watt will be responsible for payment of the excise tax.

Pursuant to the Employment Agreement, Mr. Watt has also agreed (i) during the term of employment and thereafter, he will not disclose confidential information about the Company or its subsidiaries to any other person or entity and (ii) that for two years following the termination of his employment, he will not (A) become an officer, employee, consultant, director, or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, where such position entails providing services to such company in any city, town, or county where the Company or its affiliates has an office or where the executive’s position or service for such company is competitive with or similar to the executive’s position or service with the Company or its affiliates, (B) induce or solicit the Company’s and its affiliates’ customers, suppliers, or agents to terminate or curtail such relationship, (C) induce or solicit the Company’s and its affiliates’ customers or suppliers to purchase goods or services from the executive, or (D) recruit the Company’s and its affiliates’ employees. The Employment Agreement also includes clawback and post-termination of employment cooperation provisions.

Supplemental Executive Retirement Plan Agreement

The Company previously established The NBT Bancorp Inc. Supplemental Executive Retirement Plan for the benefit of eligible employees of the Company, its subsidiaries, and affiliated employers, and entered into Supplemental Retirement Agreements with certain of its executive officers.

On December 19, 2016, the Company entered into a Supplemental Executive Retirement Plan Agreement with Mr. Watt (the “SERP”). The SERP provides Mr. Watt with a supplemental retirement benefit generally equal to the difference between the benefits he actually accrues under the Company’s pension plan and 401(k) & ESOP and the benefits he would have accrued under those plans but for the limit on annual additions and the limitation on compensation imposed by the Internal Revenue Code. Unless Mr. Watt elects otherwise, payment of his benefit under the SERP will commence when Mr. Watt is age 62 (or if later, when he separates from service), in the normal forms of benefit under the Company’s pension plan and 401(k) & ESOP, and shall be equal to (a) the five-year certain and life annuity benefit under the Company’s pension plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code, reduced by the benefit actually payable under such pension plan, and (b) the contributions by the Company and the Bank (other than the executive’s elective deferrals) permitted under the Company’s 401(k) & ESOP, calculated by disregarding the limitations and restrictions imposed by the Internal Revenue Code, reduced by the amounts actually contributed to the 401(k) & ESOP, plus the earnings on such net amount.

If Mr. Watt dies leaving a surviving spouse, his spouse will be entitled to an annual benefit for life equal to the annual survivor annuity benefit under the Company’s pension plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code, reduced by the surviving spouse benefit actually payable under such pension plan, plus a lump sum amount equal to contributions by the Company and the Bank (other than the executive’s elective deferrals) to the 401(k) & ESOP, calculated by disregarding the limitations and restrictions imposed by the Internal Revenue Code, reduced by the amounts actually contributed to the 401(k) & ESOP, plus the earnings on such net amount.

Amended and Restated Employment Agreements

On December 19, 2016, the Company entered into Amended and Restated Employment Agreements with Michael J. Chewens, Senior Executive Vice President and Chief Financial Officer of the Company and the Bank, and Timothy L. Brenner, Executive Vice President of the Company and President of Wealth Management of the Bank (the “Amended Employment Agreements”). The Amended Employment Agreements make certain amendments to the Employment Agreements previously entered into with Messrs. Chewens and Brenner dated as of March 10, 2015, including, among other things:

•	Providing that Mr. Chewens will be eligible to receive an annual contribution to his deferred compensation account in an amount determined by the Board in its sole discretion.

•	Revising the amount of Mr. Brenner’s annual contribution to his deferred compensation account to be an amount determined by the Board in its sole discretion, rather than an amount equal to between 0% and 10% of his base salary.

•	Revising the severance payment for terminations of employment “without cause” or for “good reason” (not in connection with a change in control) to be paid in the form of a lump sum payment, rather than in installments for a period of three years following the termination date for Messrs. Brenner and Chewens, respectively.

•	Extending the non-compete and non-solicitation covenants to two years following the termination of the executive’s employment.

The Amended Employment Agreements will terminate upon the earlier occurrence of the executive’s death, “disability,” discharge for “cause,” resignation, termination “without cause” (as such terms are defined in the Employment Agreement), or January 1, 2019 for Mr. Brenner, or January 1, 2020 for Mr. Chewens. On December 31, 2017 and each December 31 thereafter, the term of the Employment Agreement will automatically extend for one additional year (to a total of two years for Mr. Brenner and three years for Mr. Chewens) unless either the Company or the executive provides timely, prior notice of non-renewal.

The foregoing summaries of the Employment Agreement and Supplemental Executive Retirement Agreement of Mr. Watt and the Amended Employment Agreements of Messrs. Chewens and Brenner do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and Supplemental Executive Retirement Agreement of Mr. Watt and the Amended Employment Agreements of Messrs. Chewens and Brenner, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated December 19, 2016, by and between NBT Bancorp Inc., NBT and John H. Watt, Jr.

10.2	Supplemental Executive Retirement Agreement, dated December 19, 2016, by and between NBT Bancorp Inc. and John H. Watt, Jr.

10.3	Amended and Restated Employment Agreement, dated December 19, 2016, by and between NBT Bancorp Inc. and Michael J. Chewens.

10.4	Amended and Restated Employment Agreement, dated December 19, 2016, by and between NBT Bancorp Inc. and Timothy L. Brenner.

99.1	Press release dated December 19, 2016.

99.2	Press release dated December 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: December 20, 2016	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated December 19, 2016, by and between NBT Bancorp Inc., NBT and John H. Watt, Jr.

10.2	Supplemental Executive Retirement Agreement, dated December 19, 2016, by and between NBT Bancorp Inc. and John H. Watt, Jr.

10.3	Amended and Restated Employment Agreement, dated December 19, 2016, by and between NBT Bancorp Inc. and Michael J. Chewens.

10.4	Amended and Restated Employment Agreement, dated December 19, 2016, by and between NBT Bancorp Inc. and Timothy L. Brenner.

99.1	Press release dated December 19, 2016.

99.2	Press release dated December 20, 2016.